Exhibit 99.3

Jeffs’ Brands Ltd

3 Hanechoshet Street

Tel Aviv, Israel

February 17, 2022

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Jeffs’ Brands Ltd – Registration Statement on Form F-1

Registrant’s Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Jeffs’ Brands Ltd, a foreign private issuer incorporated in Israel (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of its Registration Statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s units, each consisting of one ordinary share, no par value (“Ordinary Shares”), and one warrant to purchase one Ordinary Share (each a “Warrant”), and/or pre-funded units, each consisting of a pre-funded warrant to purchase one Ordinary Share and one Warrant.

The Company has included in the Registration Statement its audited consolidated financial statements as of December 31, 2020 and unaudited interim consolidated financial statements as of June 30, 2021.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and in effect as of the date hereof, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under the International Financial Reporting Standards (IFRS) or any generally accepted auditing standards for any interim period subsequent to June 30, 2021.

2.	Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2021 will be available until April 2022.

4.	In no event will the Company seek effectiveness of its Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

5.	The Company is filing this representation as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4.

Jeffs’ Brands Ltd

/s/ Viki Hakmon
By:	Viki Hakmon
Chief Executive Officer